Exhibit 4.2

Execution Version

GXO LOGISTICS, INC.,
as the Company

and

COMPUTERSHARE TRUST COMPANY, N.A. (as successor to Wells Fargo Bank, National Association), as Trustee

6.250% Notes due 2029

and

6.500% Notes due 2034

Second Supplemental Indenture

Dated as of May 6, 2024

to

Indenture dated as of July 2, 2021

TABLE OF CONTENTS

Page

ARTICLE 1
Definitions and Other Provisions of General Application	1

Section 1.01.	Definitions	1
Section 1.02.	Conflicts with Base Indenture	7

ARTICLE 2
Form of Notes	7

Section 2.01.	Form of Notes	7
Section 2.02.	Special Transfer Provisions	8

Article 3
The Notes	11

Section 3.01.	Amount; Series; Terms	11
Section 3.02.	Denominations	12
Section 3.03.	Book-entry Provisions for Global Securities	12
Section 3.04.	Additional Notes	12

ARTICLE 4
Redemption or Repurchase of Securities	13

Section 4.01.	Applicability of Base Indenture	13
Section 4.02.	Optional Redemption	13
Section 4.03.	Special Mandatory Redemption	14
Section 4.04.	Repurchase of Notes Upon a Change of Control	15

ARTICLE 5
Covenants, Defaults and Remedies	17

Section 5.01.	Covenants	17
Section 5.02.	Defaults and Remedies	17

ARTICLE 6
Miscellaneous	17

Section 6.01.	Confirmation of Indenture	17
Section 6.02.	Counterparts	17
Section 6.03.	Governing Law	18
Section 6.04.	Waiver of Jury Trial	18
Section 6.05.	Jurisdiction	18
Section 6.06.	Recitals by the Company	18

i

Exhibit A-1	Form of 2029 Note
Exhibit A-2	Form of 2034 Note

ii

SECOND SUPPLEMENTAL INDENTURE, dated as of May 6, 2024 (“Second Supplemental Indenture”), to the Indenture dated as of July 2, 2021 (as amended, modified or supplemented from time to time in accordance therewith, other than with respect to a particular Series of debt securities that are not the Notes, the “Base Indenture” and, as amended, modified and supplemented by this Second Supplemental Indenture, the “Indenture”), by and between GXO LOGISTICS, INC. (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes:

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of debt securities to be issued in one or more Series as provided in the Base Indenture;

WHEREAS, the Company has duly authorized the execution and delivery, and desires and has requested the Trustee to join it in the execution and delivery, of this Second Supplemental Indenture in order to establish and provide for the issuance by the Company of a Series of Securities designated as its 6.250% Notes due 2029 (the “2029 Notes”) and a Series of Securities designated as its 6.500% Notes due 2034 (the “2034 Notes,” and together with the 2029 Notes, the “Notes”), on the terms set forth herein;

WHEREAS, Section 2.01 of the Base Indenture provides that a supplemental indenture may be entered into by the parties for such purpose without the consent of any Holders; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid and binding agreement of the parties, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture with respect to the Notes have been done.

NOW, THEREFORE:

Article 1
Definitions and Other Provisions of General Application

Section 1.01.      Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Base Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

As used herein, the following terms have the specified meanings:

“2029 Notes” has the meaning specified in the recitals of this Second Supplemental Indenture.

“2034 Notes” has the meaning specified in the recitals of this Second Supplemental Indenture.

“Additional Notes” has the meaning specified in Section 3.04 of this Second Supplemental Indenture.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC, and its direct and indirect participants, including, if applicable those of Euroclear and Clearstream, in each case in effect from time to time.

“Base Indenture” has the meaning specified in the recitals of this Second Supplemental Indenture.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one or more of its Subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), including any group defined as a person for the purpose of Section 13(d)(3) of the Exchange Act, other than the Company or its Subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock; provided, however, that a person shall not be deemed the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act. Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (A) the Company becomes a direct or indirect wholly owned subsidiary of another Person and (B) either (i) the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such Person immediately after giving effect to such transaction or (ii) immediately following such transaction, no person (other than a person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such Person.

“Change of Control Offer” has the meaning set forth in Section 4.04(a).

“Change of Control Payment Date” has the meaning set forth in Section 4.04(a).

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking, S.A., or the successor to its securities clearance and settlement operations.

“Company” means the party named as such in this Second Supplemental Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business relating to this Second Supplemental Indenture shall be administered, which office at the date hereof is located at 1505 Energy Park Drive, St. Paul, MN 55108, Attention: Administrator—GXO Logistics, Inc., or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Definitive Note” means a certificated Note.

“Depositary” means DTC or any successor designated by the Company pursuant to the Indenture.

“Euroclear” means Euroclear S.A./N.V., a company organized under the laws of Belgium, as operator of the Euroclear System, or its successor in such capacity.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Fitch” means Fitch Ratings, Inc. and its subsidiaries, or any successor thereto.

“Global Note” has the meaning set forth in Section 2.01(b)(i).

“Global Notes Legend” means the legend set forth in Section 2.02(d)(i).

“Indenture” has the meaning specified in the recitals of this Second Supplemental Indenture.

“Initial 2029 Notes” has the meaning set forth in Section 3.01(b).

“Initial 2034 Notes” has the meaning set forth in Section 3.01(b).

“Initial Notes” has the meaning set forth in Section 3.01(b).

“Interest Payment Date,” when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Investment Grade Rating” means a rating of BBB- or better by Fitch (or its equivalent under any successor Rating Categories of Fitch); a rating of BBB- or better by S&P (or its equivalent under any successor Rating Categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Longstop Time” means 11:59 p.m. (New York City time) January 29, 2025 (the “Relevant Time”), or, in the event that the Wincanton Acquisition is being conducted by way of a takeover offer as defined in Part 28 of the Companies Act 2006 of the United Kingdom (as amended), and such takeover offer been has been declared wholly unconditional in the fourteen (14) days prior to the Relevant Time, 11:59 p.m. (New York City time) on the date that is fourteen (14) days after the date on which such takeover offer has been declared wholly unconditional.

“Notes” has the meaning specified in the recitals of this Second Supplemental Indenture.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by DTC), or any successor Person thereto and will initially be the Trustee.

“Par Call Date” means (i) with respect to the 2029 Notes, April 6, 2029 (the date that is one month prior to the Stated Maturity of the principal of the 2029 Notes) and (ii) with respect to the 2034 Notes, February 6, 2034 (the date that is three months prior to the Stated Maturity of the principal of the 2034 Notes).

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States of America.

“principal” of a Note means the principal amount of the Note.

“Rating Agency” means (1) each of Fitch and S&P, so long as such entity makes a rating of the Notes publicly available; and (2) if either of Fitch or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Fitch or S&P, or both, as the case may be.

“Rating Category” means (i) with respect to S&P or Fitch, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and (ii) the equivalent of any such category of Fitch or S&P used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within rating categories (+ and − for S&P and Fitch; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P and Fitch, a decline in a rating from BB+ to BB, as well as from BB− to B+, will constitute a decrease of one gradation).

“Rating Event” means, with respect to a Series of Notes, the rating on such Series of Notes is lowered by both Rating Agencies and such Notes are rated below an Investment Grade Rating by both Rating Agencies, in any case on any day during the period (which period will be extended so long as the rating of such Series of Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing upon the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following the consummation of the Change of Control; provided, however, a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the reduction).

“Redemption Date,” with respect to any Note or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture or such Note.

“Regular Record Date,” for the interest payable on any Interest Payment Date on the Notes of any Series, means the date specified for that purpose herein.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw- Hill Companies, Inc., or any successor thereto.

“Second Supplemental Indenture” has the meaning specified in the recitals of this Second Supplemental Indenture.

“Special Mandatory Redemption” has the meaning set forth in Section 4.03(a).

“Special Mandatory Redemption Date” has the meaning set forth in Section 4.03(b).

“Special Mandatory Redemption Event” has the meaning set forth in Section 4.03(a).

“Special Mandatory Redemption Notice Date” has the meaning set forth in Section 4.03(b).

“Special Mandatory Redemption Price” has the meaning set forth in Section 4.03(a).

“Stated Maturity” means, when used with respect to any Note or any installment of principal thereof or interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Treasury Rate” means, with respect to any Redemption Date for a Series of Notes pursuant to Section 4.02 hereof, the yield applicable to such Series of Notes determined by the Company in accordance with the following two paragraphs:

The Treasury Rate applicable to a Series of Notes shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding such Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from such Redemption Date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from such Redemption Date.

If on the third Business Day preceding such Redemption Date H.15 TCM is no longer published, the Company shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the applicable Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Underwriting Agreement” means the Underwriting Agreement, dated as of April 25, 2024, among the Company and BofA Securities, Inc. and Goldman Sachs & Co. LLC, as representatives of the underwriters named in Schedule A thereto.

“Wincanton Acquisition” has the meaning specified in Section 4.03(a).

Section 1.02.      Conflicts with Base Indenture. In the event that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Second Supplemental Indenture shall control.

Article 2
Form of Notes

Section 2.01.      Form of Notes.

(a)            The 2029 Notes shall be substantially in the form of Exhibit A-1 and the 2034 Notes shall be substantially in the form of Exhibit A-2 hereto, which are hereby incorporated in and expressly made a part of the Indenture (other than, with respect to any Additional Notes of any Series of the Notes, changes contemplated by Section 3.04). The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Each Note shall be dated the date of its authentication.

(b)

(i)            The Initial Notes shall be offered and sold by the Company pursuant to the Underwriting Agreement in the form of one or more permanent global securities in fully registered form (collectively, the “Global Notes”), in each case without interest coupons and with the Global Notes Legend set forth in Section 2.02(d) hereof. Such global securities shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

(ii)            The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and DTC or its nominee as hereinafter provided.

(c)            This Section 2.01(c) shall apply only to a Global Note deposited with or on behalf of DTC.

(i)            The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that (A) shall be registered in the name of DTC or its nominee and (B) shall be delivered by the Trustee to DTC or pursuant to DTC’s instructions or held by the Trustee as Notes Custodian for DTC.

(ii)            Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC (or by the Trustee as the Notes Custodian for DTC) or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat DTC as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(d)            Except as provided in Section 2.15 of the Base Indenture, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

(e)            The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Section 2.02.      Special Transfer Provisions Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i)            to register the transfer of such Definitive Notes; or

(ii)            to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(A)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(B)            are accompanied by the following additional information and documents, as applicable: (x) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or (y) if such Definitive Notes are being transferred to the Company, a certification to that effect (in each case in the form set forth on the reverse side of the Initial Note).

(b)            Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the DTC account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between DTC and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled.  If no Global Notes are then outstanding and the Global Note has not been previously exchanged for Definitive Notes pursuant to this Indenture, the Company shall issue and the Trustee shall authenticate, upon receipt of an order from the Company, a new Global Note in the appropriate principal amount.

(c)            Transfer and Exchange of Global Notes.

(i)            The transfer and exchange of Global Notes or beneficial interests therein shall be effected through DTC, in accordance with this Second Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the Applicable Procedures therefor.  A transferor of a beneficial interest in a Global Note shall deliver a written or electronic order given in accordance with the Applicable Procedures containing information regarding the participant account of DTC to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)            If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)            Notwithstanding any other provisions of this Second Supplemental Indenture (other than the provisions set forth in Section 2.15 of the Base Indenture), a Global Note may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor to DTC or a nominee of such successor to DTC.

(d)            Legend.

(i)            Each Note certificate evidencing the Global Notes (and all Notes that are Global Notes issued in exchange therefor or in substitution thereof) will contain a legend substantially to the following effect (each defined term in the legend being defined as such for purposes of the legend only):

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES, EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE BASE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED AS A WHOLE, BUT NOT IN PART, TO THE DEPOSITARY, ITS SUCCESSORS OR THEIR RESPECTIVE NOMINEES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(e)            Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(f)            Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent and the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(g)            All Notes issued upon any transfer or exchange pursuant to the terms of this Second Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(h)            By its acceptance of any Note containing any legend in Section 2.02(b), each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legend in Section 2.02(b) and agrees that it shall transfer such Note only as provided in this Indenture.

Article 3
The Notes

Section 3.01.      Amount; Series; Terms.

(a)            There is hereby created and designated two Series of Securities under the Base Indenture: the title of the 2029 Notes shall be “6.250% Notes due 2029” and the title of the 2034 Notes shall be “6.500% Notes due 2034.” The changes, modifications and supplements to the Base Indenture effected by this Second Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other Series of Securities that may be issued under the Base Indenture unless a supplemental indenture or Authorizing Resolution with respect to such other Series of Securities or Officer’s Certificate establishing such Series of Securities specifically incorporates such changes, modifications and supplements.

(b)            The aggregate principal amount of 2029 Notes that initially may be authenticated and delivered under this Second Supplemental Indenture (the “Initial 2029 Notes”) shall be limited to $600,000,000, and the aggregate principal amount of 2034 Notes that initially may be authenticated and delivered under this Second Supplemental Indenture (the “Initial 2034 Notes,” and together with the Initial 2029 Notes, the “Initial Notes”) shall be limited to $500,000,000, subject, in each case, to increase as set forth in Section 3.04.

(c)            The Stated Maturity of the 2029 Notes, on which principal thereof is due and payable, shall be May 6, 2029 and the Stated Maturity of the 2034 Notes, on which principal thereof is due and payable, shall be May 6, 2034. The Notes shall be payable and may be presented for payment, purchase, redemption, registration of transfer and exchange at the office of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee.

(d)            The 2029 Notes shall accrue interest at the rate of 6.250% per year and the 2034 Notes shall accrue interest at the rate of 6.500% per year, in each case beginning on May 6, 2024 or from the most recent date to which interest has been paid or duly provided for, as further provided in the forms of Notes annexed hereto as Exhibit A-1 or Exhibit A-2. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Interest Payment Dates for the Notes shall be May 6 and November 6 of each year, beginning on November 6, 2024, and the Regular Record Date for any interest payable on each such Interest Payment Date shall be the immediately preceding April 21 and October 22, respectively; provided that upon the Stated Maturity of the principal of the Notes, interest shall be payable on such Stated Maturity from the most recent date to which interest has been paid or duly provided, and shall include the required payment of principal or premium, if any. If any Interest Payment Date, Stated Maturity or other payment date with respect to the Notes is not a Business Day, the required payment of principal, premium, if any, or interest will be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day.

(e)            The Notes of each Series will be initially issued in the form of one or more Global Notes, deposited with the Trustee, as Notes Custodian, or its nominee, duly executed by the Company and authenticated by the Trustee as provided in the Base Indenture.

(f)            Payment of principal of and premium, if any, and interest on a Global Note registered in the name of or held by the Depositary or its nominee will be made in immediately available funds to the Depositary or its nominee, as the case may be, as the Holder of such Global Note. If the Notes are no longer represented by a Global Note, payment of interest on certificated Notes in definitive form may, at the Company’s option, be made by (i) check mailed directly to Holders of such Notes at their registered addresses or (ii) upon request of any Holder of at least $1,000,000 principal amount of Notes, wire transfer to an account located in the United States maintained by the payee.

Section 3.02.      Denominations. The Notes of each Series shall be issuable only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 3.03.      Book-entry Provisions for Global Securities. Except for the circumstances described in Article 2 of the Base Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof.

Section 3.04.      Additional Notes. The Company may, without notice to or the consent of the Holders of the Notes, create and issue pursuant to the Indenture additional Notes of a Series (“Additional Notes”) having the same terms as, and ranking equally and ratably with, the applicable Series of Notes in all respects, except for the issue date, the public offering price and, if applicable, the payment of interest accruing prior to the issue date of such Additional Notes and the first payment of interest following the issue date of such Additional Notes; provided that if such Additional Notes are not fungible with the applicable Series of Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number. Such Additional Notes may be consolidated and form a single Series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the applicable Series of Notes, and will vote together as one class on all matters with respect to such Series of Notes.

Article 4
Redemption or Repurchase of Securities

Section 4.01.      Applicability of Base Indenture. Subject to Section 1.02 hereof, the provisions of Article 3 of the Base Indenture, as supplemented by the provisions of this Second Supplemental Indenture, shall apply to redemptions of the Notes pursuant to Section 4.02 hereof.

Section 4.02.      Optional Redemption.

(a)            Prior to the applicable Par Call Date, the Company may redeem each Series of Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)            (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the applicable Redemption Date (assuming the Notes to be redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points for the 2029 Notes and 30 basis points for the 2034 Notes less (b) interest accrued to, but excluding, the applicable date of redemption, and

(ii)            100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but excluding, the applicable Redemption Date.

(b)            On or after the applicable Par Call Date, the Company may redeem each Series of Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the applicable Redemption Date.

(c)            The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(d)            In the case of a partial redemption of any Series of Notes, selection of the Notes of such Series for redemption will be made pro rata, by lot or by such other method according to the Applicable Procedures of DTC. No notes of a principal amount of $2,000 or less will be redeemed in part. If at any time notes of any Series are to be redeemed in part only, the notice of redemption that relates to such partial redemption will state the portion of the principal amount of the Notes of such Series to be redeemed. A new note in a principal amount equal to the unredeemed portion of the relevant note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as such Series of Notes are held by DTC (or another Depositary), the redemption of such Notes shall be done in accordance with the policies and procedures of the Depositary.

(e)            Unless the Company defaults in payment of the redemption price, on and after any Redemption Date, interest will cease to accrue on the Notes, or portions thereof, called for redemption.

(f)            Any notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of indebtedness (or entering into a commitment with respect thereto), sale and leaseback transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If a redemption is subject to satisfaction of one or more conditions precedent, the notice shall describe each condition, and the notice may be rescinded in the event that any or all of the conditions shall not have been satisfied on or prior to the Redemption Date. Any notice of redemption may provide that payment of the redemption price and the Company’s obligations with respect to the redemption may be performed by another person.

Section 4.03.      Special Mandatory Redemption.

(a)            In the event that (x) the Company has not acquired at least a majority of the issued ordinary share capital of Wincanton plc (the “Wincanton Acquisition”) on or before 11:59 p.m. (New York City time) on the date that is five (5) Business Days after the Longstop Time or (y) the Company notifies the Trustee in writing that it will not pursue the consummation of the Wincanton Acquisition (the earliest such event described in clause (x) or (y), if any, the “Special Mandatory Redemption Event”), the Company will be required to redeem the Notes then outstanding (such redemption, the “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

(b)            In the event that the Company becomes obligated to redeem the Notes pursuant to the Special Mandatory Redemption, the Company will promptly, and in any event not more than ten (10) Business Days after the Special Mandatory Redemption Event, deliver to the Trustee notice (the date on which such notice is delivered, the “Special Mandatory Redemption Notice Date”) of the Special Mandatory Redemption and the date upon which such Notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no later than the third Business Day following the Special Mandatory Redemption Notice Date) and to the Trustee a notice of Special Mandatory Redemption for the Trustee to deliver to each registered Holder of Notes to be redeemed. Upon delivery by the Company to the Trustee of the notice of Special Mandatory Redemption, the Trustee will promptly mail, or deliver electronically if such Notes are held by any Depositary (including, without limitation, DTC) in accordance with such Depositary’s customary procedures, such notice of Special Mandatory Redemption to each registered Holder of Notes to be redeemed at its registered address (so long as such notice is delivered to the Trustee at least one Business Day prior to the date such notice is to be sent (or such shorter period as the Trustee may agree)). On or prior to the Special Mandatory Redemption Date, if necessary, the Company shall deposit with the Trustee immediately available funds in U.S. dollars in an amount sufficient to pay the Special Mandatory Redemption Price on all Notes to be redeemed on such date. The Trustee shall apply such deposited funds on the Special Mandatory Redemption Date to the Special Mandatory Redemption. Unless the Company defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Notes to be redeemed. The Trustee will release to the Company any deposited funds remaining after the Notes are redeemed.

(c)            Notwithstanding the foregoing, installments of interest on any Series of Notes that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the registered Holders as of the close of business on the relevant Regular Record Dates in accordance with the Notes and the Indenture.

(d)            The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes, except for the Special Mandatory Redemption pursuant to Section 4.03 hereof, if applicable.

Section 4.04.      Repurchase of Notes Upon a Change of Control.

(a)            If a Change of Control Repurchase Event occurs with respect to a Series of Notes, unless the Company has exercised its right to redeem such Notes as described in Section 4.02 of this Second Supplemental Indenture, the Company is required to make an offer (the “Change of Control Offer”) to each Holder of the Notes of such Series to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that Holder’s Notes of such Series, at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event with respect to the Notes or, at the option of the Company, prior to any Change of Control, but after the public announcement of the transaction that constitutes or may constitute a Change of Control, the Company will electronically deliver or mail a notice to each Holder of the applicable Series of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is electronically delivered or mailed (the “Change of Control Payment Date”). The notice shall, if electronically delivered or mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

(b)            On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)            accept for payment all the Notes or portions of the Notes properly tendered pursuant to the Change of Control Offer;

(ii)            deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all the Notes or portions of the Notes properly tendered; and

(iii)            deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased by the Company.

(c)            The Paying Agent will promptly deliver to each Holder of Notes properly tendered payment for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered.

(d)            The Company is not required to make an offer to repurchase Notes in connection with a Change of Control Repurchase Event if a third party makes such an offer in the manner and at the times and otherwise in compliance with the requirements hereunder for such an offer made by the Company, and such third party purchases all Notes validly tendered and not withdrawn under its offer.

(e)            If Holders of not less than 90% in aggregate principal amount of the applicable outstanding Series of Notes validly tender and do not withdraw such Notes in an offer to repurchase the Notes in connection with a Change of Control Repurchase Event and the Company purchases all of the Notes of such Series validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior written notice to the Holders of Notes of such Series and the Trustee, given not more than 30 days following the Change of Control Payment Date, to redeem all Notes of such Series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the Redemption Date.

(f)            The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Indenture or the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.04 or the Notes by virtue of compliance with such securities laws and regulations.

(g)            Notwithstanding anything to the contrary in the Indenture or otherwise, for the avoidance of doubt, the Company’s obligation to repurchase Notes upon a Change of Control Repurchase Event may be waived by the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of the applicable Series affected by such waiver.

Article 5
Covenants, Defaults and Remedies

Section 5.01.      Covenants. Article 4 and Article 5 of the Base Indenture shall apply to the Notes.

Section 5.02.      Defaults and Remedies. Article 6 of the Base Indenture shall apply to the Notes.

Article 6
Miscellaneous

Section 6.01.      Confirmation of Indenture. The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 6.02.      Counterparts. The parties hereto may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes. This Second Supplemental Indenture shall be valid, binding, and enforceable against a party (subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors’ rights or remedies generally and to general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity) only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the NYUCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the NYUCC or other Signature Law due to the character or intended character of the writings.

Section 6.03.         Governing Law. This Second Supplemental Indenture and the Notes of each Series shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.04.        Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 6.05.        Jurisdiction. The Company and the Trustee, and each Holder of a Note by its acceptance thereof, hereby (i) irrevocably submit to the non-exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, over any suit, action or proceeding arising out of or relating to this Second Supplemental Indenture and (ii) to the fullest extent permitted by applicable law, irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.06.        Recitals by the Company. The recitals in this Second Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. All of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

[the remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

GXO LOGISTICS, INC., as Company

By:	/s/ Zeeshan Naqvi
Name: Zeeshan Naqvi
Title: Senior Vice President, Treasurer

[Signature Page - GXO Logistics Second Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Vice President

[Signature Page - GXO Logistics Second Supplemental Indenture]

EXHIBIT A-1

[FORM OF 2029 NOTE]

[Global Notes Legend]

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES, EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE BASE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED AS A WHOLE, BUT NOT IN PART, TO THE DEPOSITARY, ITS SUCCESSORS OR THEIR RESPECTIVE NOMINEES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[FORM OF NOTE]

GXO LOGISTICS, INC.

No. [ ]

CUSIP No.: 36262G AF8

ISIN No.: US36262GAF81

$[        ]

6.250% Note due 2029

GXO LOGISTICS, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of [__] DOLLARS (or such other amount set forth on the Schedule of Increases or Decreases in Global Note attached hereto) on May 6, 2029.

Interest Payment Dates: May 6 and November 6, commencing November 6, 2024.

Record Dates: April 21 and October 22.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

GXO LOGISTICS, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A. as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]

6.250% Note Due 2029

GXO Logistics, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), issued this Note under the Indenture dated as of July 2, 2021 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture”), as supplemented by the Second Supplemental Indenture dated as of May 6, 2024 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (in such capacity, the “Trustee”), to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which this Note is authorized and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them therein. If any terms of this Note conflicts with the terms of the Indenture, the terms of the Indenture shall govern and control.

1.             Interest. The Company promises to pay interest on the principal amount of this Note at the rate of 6.250% per year. The Company will pay interest semi-annually in arrears on May 6 and November 6 of each year (each, an “Interest Payment Date”), beginning on November 6, 2024, until the principal is paid or made available for payment. Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance to, but excluding, the applicable Interest Payment Date or Stated Maturity of the principal of the Note, as the case may be. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any Interest Payment Date, Stated Maturity or other payment date with respect to the Notes is not a Business Day, the required payment of principal, premium, if any, or interest will be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day.

2.            Method of Payment. The Company will pay interest on this Note (except defaulted interest, if any, which will be paid on a special payment date to Holders of record on such special record date as may be fixed by the Company in accordance with Section 2.11 of the Base Indenture) to the persons in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding the relevant Interest Payment Date. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3.            Paying Agent. Initially, the Trustee will act as Paying Agent and Registrar. The Company may have one or more co-Registrars and one or more additional paying agents. The Company may at any time rescind the designation of any Registrar or Paying Agent or approve a change through which the Registrar or Paying Agent acts.

4.            Optional Redemption. This Note shall be redeemable at the option of the Company in accordance with Section 4.02 of the Supplemental Indenture.

5.            Special Mandatory Redemption. The Company will be required to redeem this Note as and to the extent set forth in (and only in the circumstances described in) Section 4.03 of the Supplemental Indenture.

6.            Offer to Repurchase Upon Change of Control Repurchase Event. The Company will be required to make a Change of Control Offer as and to the extent set forth in (and only in the circumstances described in) Section 4.04 of the Supplemental Indenture.

7.            Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes.

8.            Unclaimed Money. All amounts of principal of and premium, if any, and interest on this Note paid by the Company to the Trustee or Paying Agent that remain unclaimed for two years will be repaid to the Company, and the Holder of this Note will thereafter look solely to the Company for payment unless applicable abandoned property law designates another Person.

9.            Amendment, Supplement, Waiver. The Indenture or this Note may be amended or supplemented in accordance with the terms of the Indenture.

10.           Successor Person. When a successor Person assumes all the obligations of its predecessor under the Note and the Indenture, the predecessor Person will be released from those obligations, in accordance with and except as set forth in the Indenture.

11.           No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Note or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Note.

12.           Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

13.           Authentication. This Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the other side of this Note.

14.           Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

15.            Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

16.            CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on this Note and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Note or as contained in any notice of repurchase, and reliance may be placed only on the other identification numbers placed thereon.

17.            Indenture; Copies. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”) as in effect on the date the Indenture is qualified. This Note is subject to all such terms, and Holders are referred to the Indenture and TIA for a statement of such terms. This Note is an unsecured, unsubordinated obligation of the Company and constitutes a Note in the series designated on the face hereof as the “6.250% Notes due 2029”, initially limited to $600,000,000 in aggregate principal amount. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and a copy of the Supplemental Indenture. Requests may be made to: GXO Logistics, Inc., Two American Lane, Greenwich, CT 06831, Attention: Company Secretary.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

____________________________________________________

(Print or type assignee’s name, address and zip code)

____________________________________________________

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint               agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: __________	Your Signature: ________________________

_____________________________________________________

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $        . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

EXHIBIT A-2

[FORM OF 2034 NOTE]

[Global Notes Legend]

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES, EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE BASE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED AS A WHOLE, BUT NOT IN PART, TO THE DEPOSITARY, ITS SUCCESSORS OR THEIR RESPECTIVE NOMINEES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[FORM OF NOTE]

GXO LOGISTICS, INC.

No. [ ]

CUSIP No.: 36262G AG6

ISIN No.: US36262GAG64

$[        ]

6.500% Note due 2034

GXO LOGISTICS, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of [__] DOLLARS (or such other amount set forth on the Schedule of Increases or Decreases in Global Note attached hereto) on May 6, 2034.

Interest Payment Dates: May 6 and November 6, commencing November 6, 2024.

Record Dates: April 21 and October 22.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

GXO LOGISTICS, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A. as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]

6.500% Note Due 2034

GXO Logistics, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), issued this Note under the Indenture dated as of July 2, 2021 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture”), as supplemented by the Second Supplemental Indenture dated as of May 6, 2024 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (in such capacity, the “Trustee”), to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which this Note is authorized and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them therein. If any terms of this Note conflicts with the terms of the Indenture, the terms of the Indenture shall govern and control.

1.            Interest. The Company promises to pay interest on the principal amount of this Note at the rate of 6.500% per year. The Company will pay interest semi-annually in arrears on May 6 and November 6 of each year (each, an “Interest Payment Date”), beginning on November 6, 2024, until the principal is paid or made available for payment. Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance to, but excluding, the applicable Interest Payment Date or Stated Maturity of the principal of the Note, as the case may be. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any Interest Payment Date, Stated Maturity or other payment date with respect to the Notes is not a Business Day, the required payment of principal, premium, if any, or interest will be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day.

2.            Method of Payment. The Company will pay interest on this Note (except defaulted interest, if any, which will be paid on a special payment date to Holders of record on such special record date as may be fixed by the Company in accordance with Section 2.11 of the Base Indenture) to the persons in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding the relevant Interest Payment Date. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3.            Paying Agent. Initially, the Trustee will act as Paying Agent and Registrar. The Company may have one or more co-Registrars and one or more additional paying agents. The Company may at any time rescind the designation of any Registrar or Paying Agent or approve a change through which the Registrar or Paying Agent acts.

4.            Optional Redemption. This Note shall be redeemable at the option of the Company in accordance with Section 4.02 of the Supplemental Indenture.

5.            Special Mandatory Redemption. The Company will be required to redeem this Note as and to the extent set forth in (and only in the circumstances described in) Section 4.03 of the Supplemental Indenture.

6.            Offer to Repurchase Upon Change of Control Repurchase Event. The Company will be required to make a Change of Control Offer as and to the extent set forth in (and only in the circumstances described in) Section 4.04 of the Supplemental Indenture.

7.            Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes.

8.            Unclaimed Money. All amounts of principal of and premium, if any, and interest on this Note paid by the Company to the Trustee or Paying Agent that remain unclaimed for two years will be repaid to the Company, and the Holder of this Note will thereafter look solely to the Company for payment unless applicable abandoned property law designates another Person.

9.            Amendment, Supplement, Waiver. The Indenture or this Note may be amended or supplemented in accordance with the terms of the Indenture.

10.           Successor Person. When a successor Person assumes all the obligations of its predecessor under the Note and the Indenture, the predecessor Person will be released from those obligations, in accordance with and except as set forth in the Indenture.

11.           No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Note or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Note.

12.           Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

13.           Authentication. This Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the other side of this Note.

14.           Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

15.            Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

16.            CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on this Note and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Note or as contained in any notice of repurchase, and reliance may be placed only on the other identification numbers placed thereon.

17.            Indenture; Copies. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”) as in effect on the date the Indenture is qualified. This Note is subject to all such terms, and Holders are referred to the Indenture and TIA for a statement of such terms. This Note is an unsecured, unsubordinated obligation of the Company and constitutes a Note in the series designated on the face hereof as the “6.500% Notes due 2034”, initially limited to $500,000,000 in aggregate principal amount. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and a copy of the Supplemental Indenture. Requests may be made to: GXO Logistics, Inc., Two American Lane, Greenwich, CT 06831, Attention: Company Secretary.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

____________________________________________________

(Print or type assignee’s name, address and zip code)

____________________________________________________

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint               agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: __________	Your Signature: ________________________

_____________________________________________________

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $        . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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